UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 26, 2011

Commission File Number:  00049806

First PacTrust Bancorp, Inc.
(Exact name of small business issuer as specified in its charter)

Maryland
(State or other jurisdiction of incorporation or organization)
043639825
(IRS Employer Identification No.)

610 Bay Boulevard, Chula Vista, California 91910
(Address of principal executive offices)

619-691-1519
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

b) On September 26, 2011, James Sheehy informed First PacTrust Bancorp, Inc. (the "Company") of his intention to retire as Executive Vice President and Corporate Secretary of the Company and its Pacific Trust Bank subsidiary (the "Bank"), such retirement being effective as of October 6, 2011. Mr. Sheehy had no disagreements with the Company regarding any matter related to the Company's operations, policies or practices.

On September 28, 2011, the Company issued a press release announcing that James Sheehy, who is Executive Vice President and Corporate Secretary of First PacTrust Bancorp, Inc. and its Pacific Trust Bank subsidiary is retiring, effective October 6, 2011. It was also announced that the Company's Executive Vice President and Chief Administrative Officer, Richard Herrin, will succeed Mr. Sheehy and assume the additional role as Corporate Secretary. A copy of the press release dated September 28, 2011, is attached hereto as Exhibit 99.1, which is incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

Press release dated September 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First PacTrust Bancorp, Inc.

Date:   September 30, 2011
By:	/s/ James Sheehy

Name: James Sheehy
Title: Executive Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated September 28, 2011